SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 5, 2003

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 9. Regulation FD Disclosure

In accordance with SEC Release Nos. 33-8216 and 34-47583, the following information, which is intended to be furnished pursuant to “Item 12. Results of Operations and Financial Condition,” of Form 8-K, is instead being furnished under this Item 9.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On June 5, 2003, Riverstone Networks, Inc. issued a press release announcing its preliminary financial results for the quarter ended May 31, 2003. A copy of the preliminary earnings release is furnished herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2003

RIVERSTONE NETWORKS, INC.

By:	/s/ ROBERT STANTON
Name:	Robert Stanton
Title:	Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 5, 2003.